UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 14, 2009

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective September 14, 2009, Sanmina-SCI Corporation (the “Company”) appointed Bob Eulau as Executive Vice President and Chief Financial Officer of the Company.

Mr. Eulau, 47, served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of privately-owned Alien Technology Corporation, a developer of radio frequency identification products, from March 2006 through July 2008.  Previously, he was Senior Vice President and Chief Financial Officer of publicly-traded Rambus Inc., a technology licensing company, from May 2001 through March 2006. Prior to Rambus, Eulau served over 15 years with Hewlett Packard Company in various leadership roles, including Vice President and Chief Financial Officer of HP’s Business Customer Organization, a $30 billion commercial business, and Vice President and Chief Financial Officer of HP’s Computing Products, a $20 billion server, personal computing, storage and software business.

Mr. Eulau will receive a base annual salary of $400,000 and will be eligible for a target bonus payout of 80% of base salary following completion of a full fiscal year of employment based upon criteria to be established by the Company, with a guaranteed first year’s bonus of $200,000. In addition, Mr. Eulau will be granted stock options to purchase 175,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vesting over four years and 50,000 restricted stock units vesting in full three years after the date of grant, subject to acceleration if certain Company performance measures are achieved.

The press release announcing Mr. Eulau’s appointment is included as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

Exhibit No	Description

Exhibit 99.1	Press release dated September 14, 2009 announcing appointment of Bob Eulau as Executive Vice President and Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

	By:	/s/ Michael R. Tyler
Michael R. Tyler
Executive Vice President, General Counsel and
Corporate Secretary

Date: September 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated September 14, 2009 announcing appointment of Bob Eulau as Executive Vice President and Chief Financial Officer